Exhibit 99.2

3D SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of 3D Systems Corporation and Provel S.r.l. after giving effect to 3D Systems’ acquisition of Provel S.r.l. on October 12, 2010 and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of 3D Systems Corporation and Provel S.r.l., giving effect to the acquisition as if it had been consummated on September 30, 2010.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2010 combine the historical consolidated statements of operations of 3D Systems Corporation and Provel S.r.l., giving effect to the acquisition as if it had been consummated on January 1, 2009.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that we would have reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position.  The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of 3D Systems Corporation included in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

3D SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2010
(in thousands of dollars)

	Historical		Pro Forma		Pro Forma
ASSETS	3D Systems	Provel	Adjustments		Combined
Current assets:
Cash	$33,811	$1,780	$(9,064)	a	$26,527
Receivables	26,620	10,491	(8,183)	b	28,928
Inventory	20,750	109	300	c	21,159
Prepaid expenses and other current assets	2,143	573	(502)	d	2,214
Total current assets	83,324	12,953	(17,449)		78,828
Property, plant and equipment, net	26,796	2,278	(1,302)	e	27,772
Intangible assets, net	7,852	-	7,583	f	15,435
Goodwill	49,961	-	6,588	g	56,549
Other	2,916	-			2,916
Total assets	$170,849	$15,231	$(4,580)		$181,500

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capitallzed lease obligations	$226	$-	$		$226
Accounts payable	13,998	732	-		14,730
Other accrued liabilties	24,008	408	4,737	h	29,153
Total current liablities	38,232	1,140	4,737		44,109
Long-term portion of capitalized lease obligations	8,084	-			8,084
Long-term debt	-	379	(379)	i	-
Other long-term liabilities	3,928	2,835	575	j	7,338
Total liabilities	50,244	4,354	4,933		59,531
Commitments and Contingencies
Stockholders' Equity
Preferred stock	-	-			-
Common stock	23	-			23
Additional paid in capital	182,936	14	1,350	k	184,300
Treasury stock	(154)	-			(154)
Retained earnings (accumulated deficit)	(67,368)	10,863	(10,863)	l	(67,368)
Accumulated other comprehensive income	5,168	-			5,168
Total stockholders' equity	120,605	10,877	(9,513)		121,969
Total liabliities and stockholders' equity	$170,849	$15,231	$(4,580)		$181,500

3D SYSTEMS CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2010
(in thousands of dollars except per share data)

	Historical		Pro Forma		Pro Forma
	3D Systems	Provel S.r.l.	Adjustment		Combined
Revenue
Products	$75,783	$-	$-		$75,783
Services	32,490	3,928	(12)	m	36,406
Total	108,273	3,928	(12)		112,189
Cost of goods sold
Products	38,381	-	-		38,381
Services	20,787	2,530	(58)	n	23,259
Total	59,168	2,530	(58)		61,640
Gross profit	49,105	1,398	46		50,549
Operating expenses
Selling, general and administrative	29,894	526	423	o	30,843
Research and development	7,979	-	-		7,979
Total	37,873	526	423		38,822
Operating income	11,232	872	(377)		11,727
Interest expense	442	30	(30)	p	442
Other (income) expense	(100)	(5)			(105)
Profit before taxes	10,890	847	(347)		11,390
Provision for taxes	767	335	(95)	q	1,007
Net income (loss)	$10,123	$512	$(252)		$10,383

Earnings per share:
Basic	$0.44				$0.45
Diluted	$0.43				$0.44

Weighted average common shares outstanding
Basic	23,010				23,096
Diluted	23,302				23,388

3D SYSTEMS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.  Basis of Pro Forma Presentation

On October 12, 2010, 3D Systems and its Italian subsidiary acquired all of the outstanding capital stock of Provel S.r.l., an Italian company that provides rapid prototyping and tooling solutions, with a particular focus in the automotive industry and other industrial and design fields.  Under the terms of the acquisition agreement, 3D Systems Corporation paid an initial installment of the purchase price to the sellers consisting of approximately $8,700,000 in cash and 85,612 newly issued shares of the registrant’s common stock.  In addition 3D Systems Corporation is obligated to pay an additional installment of the purchase price equal to approximately €3,600,000 (approximately $5,000,000 at current exchange rates), and the sellers have the right to earn an additional amount of up to €1,000,000 (approximately $1,400,000 at current exchange rates) pursuant to an earn-out formula for a period of 12 months which is expected to commence on February 1, 2011 and end on January 31, 2012.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements were prepared in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations.  In accordance with ASC 805, we recognize separately from goodwill, the identifiable assets acquired, the liabilities assumed, any noncontrolling interests in an acquiree, generally at the acquisition date fair value as defined by ASC 820, Fair Value Measurements and Disclosures.  Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value, and the net of the acquisition date amounts of the identifiable assets acquired and liabilities assumed.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of 3D Systems Corporation and Provel S.r.l., after giving effect to the adjustments described in these notes, and are intended to reflect the impact of the acquisition on 3D Systems Corporation’s consolidated financial statements.  The historical financial statements of Provel S.r.l. were translated into U.S. dollars at the following exchange rates (Euros to Dollars):

•	Statement of Operations for the nine months ended September 30, 2010 – 1.3136

•	Balance Sheet at September 30, 2010 – 1.3639

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the acquisition.

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition as if it had been consummated on September 30, 2010 and includes pro forma adjustments for the valuations of assets acquired and liabilities assumed.  The Unaudited Pro Forma Condensed Combined Statements of Operations give effect to the acquisition as if it had been consummated on January 1, 2009.  The historical consolidated financial statements of Provel S.r.l. have been adjusted to reflect certain reclassifications in order to conform with 3D Systems financial statement presentation.

The purchase price is calculated as follows (in thousands except share and stock price):

Cash	$8,744
Fair value of 3D Systems common stock	1,391
Fair value of additional installment of purchase price	4,737
Fair value of earnout	1,077
Total	15,949
Change in exchange rates	(27)
Total estimated purchase price	$15,922

Shares issued	85,612
Average 5-day 3D Systems' stock price	$16.25
Fair value of common stock	1,391

The earnout formula is based upon Provel S.r.l. achieving a certain level of earnings over a 12 month period.  We expect Provel S.r.l. to achieve the maximum amount of such payment and have reflected the fair value of such amount in the purchase price.

The table below represents an allocation of the total consideration to tangible and intangible assets and liabilities of Provel S.r.l. based upon their fair values as of September 30, 2010:

(in thousands)
Cash and cash equivalents	$8,635
Other current assets	2,788
Property and equipment	975
Goodwill	6,588
Identified intangibles	7,583
Total liabilities	(10,647)
Total purchase price	$15,922

1.	Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following adjustments:

(a)
Cash – To record (1) the cash payment of $15,922 by 3D Systems Corporation for the common stock of Provel S.r.l.; (2) the collection of an accounts receivable on Provel S.r.l of $8,183 paid in conjunction with the closing date of the acquisition; and (3) settlement of certain obligations, $1,325.

(b)	Receivables – (1) To record the collection of an accounts receivable on Provel S.r.l. of $8,183 paid in conjunction with the closing date of the acquisition.

(c)	Inventory – To adjust inventory to fair value.

(d)	Prepaid and other current assets – To eliminate insurance policies excluded from the transaction.

(e)
Property, plant and equipment – (1) Eliminate the amount of assets excluded from the acquisition and (2) to record the difference between the historical amounts of Provel S.r.l.’s property, plant and equipment, net and fair values of these assets.

(f)	Intangible assets, net – To record the fair value of the intangible assets acquired as follows:

Trade names	$177
Customer relationships	6,233
Non-compete agreement	1,105
Backlog	68
$7,583

(g)	Goodwill – To record goodwill.

(h)
Other accrued liabilities – To accrue: (1) the fair value of the additional installment of the purchase price, $3,655; and (2) the additional payment for the excess working capital transferred, $1,082.

(i)	Long-term debt – To eliminate indebtedness excluded from the acquisition.

(k)	Additional paid in capital – Eliminate Provel S.r.l. paid in capital, $(14); record issuance of common stock in connection with the acquisition, $1,391 ($1,364 after translation impact).

(l)	Retained earnings (accumulated deficit) – To eliminate the retained earnings of Provel S.r.l.

(m)	Services revenue – Eliminate the sales amount between 3D Systems Corporation and Provel S.r.l.

(n)
Cost of goods sold – (1) to eliminate the cost of sales associated with service revenue between 3D Systems Corporation and Provel S.r.l. and (2) to record the difference in depreciation expense based upon the fair values of property, plant and equipment.

(o)	Selling, general and administrative – To record the amortization expense of intangible assets.

(p)	Interest expense – To eliminate the interest on the associated debt of Provel S.r.l. that was excluded from the acquisition.

(q)	Provision for taxes – To reflect the tax impact on the pro forma adjustments.